Exhibit 5.1

F. James Bradley

Byron G. Riley

Michael K. Denney

Patrick M. Courtney

Donald G. Thompson

Kelly R. Baier

Gregory J. Seyfer

Dean A. Spina

Joseph E. Schmall

Bradley G. Hart

William J. Neppl

William T. McCartan

Maureen G. Kenney

Vernon P. Squires

Timothy J. Hill

Paul D. Burns

Michael J. Pugh

Janice J. Kerkove

Shannon P. Thompson

Kevin C. Papp

Laura C. Mueller

Kimberly H. Blankenship

Sarah E. Swartzendruber

Tyler G. Olson

Aimée H. Rhodes

Joseph W. Younker

Nikki J. Johnson

WEBSITE ADDRESS:

www.bradleyriley.com

E-MAIL ADDRESS:

mdenney@bradleyriley.com

DIRECT DIAL:

319-861-8728

April 10, 2006

United Fire & Casualty Company

118 Second Avenue S.E.

Cedar Rapids, Iowa 52407

Re:	United Fire & Casualty Company

Automatic Shelf Registration Statement on Form S-3 for Preferred Stock, Common Stock, Warrants, Debt Securities, and/or any combination of the foregoing.

Ladies and Gentlemen:

We have acted as your counsel and are familiar with the corporate proceedings in connection with the Company’s Automatic Shelf Registration Statement on Form S-3 (the “Registration Statement”) in which preferred stock, without par value, of the Company (the “Preferred Stock”), warrants convertible into Preferred Stock (the “Preferred Stock Warrants”), common stock, par value $3.33 1/3 per share, of the Company (the “Common Stock”), warrants convertible into Common Stock (the “Common Stock Warrants”), debt securities (the “Debt Securities”) to be issued by the Company, and any combination of one or more Preferred Stock, Common Stock, Preferred Stock Warrants, Common Stock Warrants, and Debt Securities, in each case as shall be designated by the Company at the time of offering, are being registered. The Preferred Stock Warrants and Common Stock Warrants are referred to collectively as the “Warrants”. The Preferred Stock, Common Stock, Warrants, and Debt Securities are referred to collectively as the “Securities”.

The Preferred Stock, if and when issued, will be issuable in one or more series pursuant to and in accordance with Articles of Amendment to the Articles of Incorporation of the Company (the “Articles of Amendment”). The Articles of Amendment will be filed with the Commission as exhibits to an amendment to the Registration Statement in reference to the specific offering of securities, if any, to which each relates.

BRADLEY & RILEY PC

United Fire & Casualty Company

April 10, 2006

The Warrants, if and when issued, will be issuable under warrant agreements (each, a “Warrant Agreement”), the form of which will be filed with the Commission as exhibits to an amendment to the Registration Statement in reference to the specific offering of securities, if any, to which each relates.

The Debt Securities, if and when issued, will be issued pursuant to one or more indentures (each an “Indenture”), each as supplemented, between the Company and the trustee named in each Indenture, the form of which will be filed with the Commission as exhibits to an amendment to the Registration Statement in reference to the specific offering of securities, if any, to which each relates;

We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Iowa, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon the foregoing and upon such further investigation as we deem relevant in the premises, we are of the opinion:

1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Iowa.

2. When appropriate corporate action has been taken by the Company to fix the terms of one or more series of the Preferred Stock as contemplated in the Registration Statement, the Prospectus, and the applicable supplement to the Prospectus to authorize the execution and filing with the Secretary of State of the State of Iowa of Articles of Amendment relating thereto and to authorize the issuance of shares thereof, and when such Articles of Amendment shall have been so executed and filed by the Company and Preferred Stock with the terms so fixed shall have been duly issued and delivered by the Company against payment of the consideration therefore, such Preferred Stock will be validly issued, fully paid and non-assessable.

3. When appropriate corporate action has been taken by the Company to authorize the issuance of shares of Common Stock, such Common Stock, when issued, delivered and paid for as contemplated in the Registration Statement, the Prospectus, and the applicable supplement to the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

4. When each Warrant Agreement shall have been validly authorized, executed, and delivered by the Company and full payment therefore received as contemplated in the Registration Statement, the Prospectus, and the applicable supplement to the Prospectus, then the related Warrants will be validly issued and outstanding and entitled to the benefits afforded by the Warrant Agreement.

5. When (a) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of any class or series of the Debt Securities, the terms

BRADLEY & RILEY PC

United Fire & Casualty Company

April 10, 2006

of the offering thereof, and related matters, (b) such Debt Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, and (c) such Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture, then such Debt Securities will be validly authorized and issued and binding obligations of the Company, enforceable in accordance with their terms.

With respect to enforcement, the above opinions are qualified to the extent that enforcement of the Warrant Agreements and the Securities may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally and (y) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and any amendment thereto. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC

Very truly yours,

/s/ BRADLEY & RILEY PC

BRADLEY & RILEY PC

nsj